UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026
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BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33220	33-1151291
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5 Dakota Drive	Lake Success	New York	11042
(Street Address)	(City)	(State)	Zip Code

Registrant’s telephone number, including area code: (516) 472-5400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on Which Registered:
Common Stock, par value $0.01 per share	BR	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 9, 2026, the Board of Broadridge Financial Solutions, Inc. approved an increase in the Board size from nine members to 10 members and appointed Todd Diganci to the Company’s Board of Directors, effective August 1, 2026. Following the appointment, eight of the 10 Board members are independent, including the Chairperson, Eileen K. Murray. Mr. Diganci will serve on the Audit Committee of the Board.

Mr. Diganci served as Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of the Financial Industry Regulatory Authority (FINRA) from 2017 to June 2026. In this capacity, he provided enterprise-wide financial and administrative stewardship for one of the foundational regulatory institutions anchoring the U.S. securities markets. His role included oversight of FINRA’s finance, human resources, and its credentialing, registration, education and disclosure (CRED) operations. Prior to 2017, Mr. Diganci held positions of increasing responsibility at FINRA, serving as Corporate Controller then Chief Financial Officer. During a period of significant regulatory and market transformation, he expanded the scope of FINRA’s CFO role to include enterprise risk management and corporate strategic leadership. Committed to financial literacy, he also serves on the Board of Directors of the SIFMA Investor Education Foundation.
The Board has determined that Mr. Diganci is an independent director in accordance with the Board’s Corporate Governance Principles and the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission. There is no arrangement or understanding between Mr. Diganci and any other person or persons pursuant to which Mr. Diganci was appointed as a director, and there are and have been no transactions, either since the beginning of the Company's last fiscal year or that are currently proposed, regarding Mr. Diganci that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Diganci is expected to receive compensation for his service on the Board that is consistent with the compensation received by the other independent directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 2, 2025. The press release issued by the Company on June 9, 2026, announcing Mr. Diganci’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Broadridge Financial Solutions, Inc. Press Release dated June 9, 2026.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 9, 2026

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Ashima Ghei
Ashima Ghei
Corporate Vice President and
Chief Financial Officer